UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2019
VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2019, Vertex Pharmaceuticals Incorporated (“Vertex”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exonics Therapeutics, Inc. (“Exonics”), VXP Merger Sub, Inc., a wholly-owned subsidiary of Vertex (“Merger Sub”), and Shareholder Representative Services LLC (solely in its capacity as shareholders’ representative thereunder). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Exonics (the “Merger”), with Exonics surviving the Merger as a wholly-owned subsidiary of Vertex.

Under the terms of the Merger Agreement, Vertex has agreed to upfront payments of approximately $245 million in cash upon consummation of the transaction, subject to certain adjustments, and approximately $74 million of additional payments to certain equity holders at later dates, subject to certain terms and conditions, plus up to an aggregate of up to $728 million in contingent payments payable upon achievement of various clinical and regulatory milestones in respect of the research, development and commercialization of products intended for the treatment of Duchenne muscular dystrophy and Myotonic Dystrophy Type 1.

A portion of the upfront consideration will be placed in escrow upon closing of the Merger to satisfy certain indemnification obligations of the parties as described in the Merger Agreement. Any escrow proceeds that are not used to satisfy indemnity claims or secure pending indemnity claims will be released to the former holders of capital stock of Exonics 15 months after the closing of the Merger. In addition, subject to certain limitations described in the Merger Agreement, Vertex may set off indemnification payments owed by former holders of capital stock of Exonics following the closing of the Merger against contingent payments owed to such holder.

The Merger Agreement and the consummation of the transactions contemplated thereby have been approved by the board of directors and the shareholders of Exonics. The completion of the Merger is subject to certain conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Vertex anticipates that the transaction will be completed in the third quarter of 2019. Vertex intends to fund the acquisition using cash on hand or other sources of immediately available funds.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be filed with Vertex’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: June 7, 2019	/s/ Michael Parini
Michael Parini Executive Vice President, Chief Legal and Administrative Officer

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